As filed with the Securities and Exchange Commission on June 22, 2010

Registration No. 333-164050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 8

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Med BioGene Inc.

(Exact name of Registrant as specified in its charter)

British Columbia	8071	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 - 2386 East Mall

Gerald McGavin Building

Vancouver, British Columbia

V6T 1Z3 Canada

(604) 827-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Erinn B. Broshko

Chief Executive Officer

Med BioGene Inc.

300 - 2386 East Mall

Gerald McGavin Building

Vancouver, British Columbia

V6T 1Z3 Canada

(604) 827-4505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin K. Rooney Sheppard, Mullin, Richter & Hampton LLP, 990 Marsh Road Menlo Park, California 94025 Telephone: (650) 815-2625 Facsimile: (650) 815-2601	R. Hector MacKay-Dunn, Q.C. Farris, Vaughan, Wills & Murphy LLP 25th Floor 700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 Telephone: (604) 661-9307 Facsimile: (604) 661-9349	Joseph A. Garcia McCarthy Tétrault LLP Suite 1300, Pacific Centre 777 Dunsmuir Street Vancouver, British Columbia Canada V7Y 1K2 Telephone: (604) 643-7991 Facsimile: (604) 643-7900	Jeffrey J. Fessler Sichenzia Ross Friedman Ference LLP 61 Broadway 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Shares(2)	$31,944,440	$2,278
Common Share Purchase Rights(3)	—	—(4)
Total	$31,944,440	$2,278(5)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Includes Common Shares that may be sold pursuant to the exercise of a 45-day option granted by the Registrant to the underwriter to cover over-allotments, if any.
(3)	The Common Share Purchase Rights being registered hereby relate to the Shareholder Rights Plan Agreement dated January 15, 2010 between the Registrant and Computershare Investor Services Inc. associated with the Common Shares registered hereby.
(4)	In accordance with Rule 457(g), no additional registration fee is required in respect of the Common Share Purchase Rights.
(5)	Amount previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 8 to the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on December 28, 2009, as amended, is being filed solely for the purpose of refiling Exhibit 5.1 to the Registration Statement and refiling previous Exhibit 10.10 to the Registration Statement as new Exhibit 10.9 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1*	Notice of Articles of Registrant.

3.2*	Articles of Registrant.

4.1*	Specimen of Registrant’s Common Share Certificate.

4.2*	Form of Warrant issued to investors on June 1 and June 29, 2007.

4.3*	Form of Warrant issued to agents on June 1 and June 29, 2007.

4.4*	Form of Warrant issued to investors on August 7 and September 18, 2008.

4.5*	Form of Warrant issued to agents on August 7 and September 18, 2008.

4.6*	Form of Warrant issued to investors and agents on June 5, June 25 and October 8, 2009.

4.7*	Form of Warrant issued to investors and agents on December 24, 2009.

4.8*	Form of Warrant to be granted to the Representative.

4.9*	Escrow Agreement dated August 31, 2007 by and among Berkeley Capital Corp. II, Equity Transfer & Trust Company and certain shareholders of Berkeley Capital Corp. II, including Assignment Agreement dated June 5, 2009 by and among the Registrant, Berkeley Capital Corp. II, Equity Transfer & Trust Company and those shareholders now holding escrowed shares of Registrant.

4.10*	Escrow Agreement dated February 6, 2007 by and among SEP Capital Corporation, Computershare Investors Services Inc. and certain shareholders of SEP Capital Corporation, including Assignment Agreement dated September 11, 2009 by and among the Registrant, SEP Capital Corporation, Med BioGene Inc., Computershare Investors Services Inc. and those shareholders now holding escrowed shares of Registrant.

4.11*	Shareholders Rights Plan Agreement dated January 15, 2010 between Registrant and Computershare Investor Services Inc.

5.1	Opinion of Farris, Vaughan, Wills & Murphy LLP.

8.1*	Opinion of Farris, Vaughan, Wills & Murphy LLP regarding certain Canadian tax matters.

8.2*	Opinion of Sheppard, Mullin, Richter & Hampton LLP regarding certain U.S. tax matters.

10.1*	Form of Indemnity Agreement by and between Registrant and each of its directors and officers.

10.2*	Med BioGene Inc. 2006 Incentive Stock Option Plan.

10.3*	Executive Employment Agreement dated June 1, 2006 with Erinn B. Broshko, Chief Executive Officer of Registrant, including Change in Control Agreement dated June 1, 2006 with Erinn B. Broshko and Confidentiality Agreement and Assignment of Inventions dated June 1, 2006 with Erinn B. Broshko.

Exhibit Number	Description

10.4*	Executive Employment Agreement dated January 12, 2009 with David G. Matthews, Chief Financial Officer of Registrant, including Change in Control Agreement dated January 12, 2009 with David G. Matthews and Confidentiality Agreement and Assignment of Inventions dated January 12, 2009 with David G. Matthews, as amended by that Amendment Agreement dated February 12, 2010.

10.5*	Letter Agreement dated May 27, 2008 with Dr. Heiner Dreismann, a director of Registrant.

10.6†*	Additional Exclusive License Agreement dated February 24, 2009 between Registrant and University Health Network.

10.7†*	Additional Sponsored Research Agreement dated February 24, 2009 between Registrant and University Health Network.

10.8†*	Amended and Restated Exclusive License Agreement dated February 24, 2009 between Registrant and University Health Network.

10.9	Waiver and Acknowledgment dated May 27, 2010 between Registrant and University Health Network.

21.1*	Subsidiaries of Registrant.

23.1*	Consent of PricewaterhouseCoopers, LLP.

23.2*	Consent of Farris, Vaughan, Wills & Murphy LLP (contained in Exhibit 5.1).

23.3*	Consent of University Health Network.

23.4*	Consent of Farris, Vaughan, Wills & Murphy LLP (contained in Exhibit 8.1).

23.5*	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 8.2).

24.1*	Power of Attorney.

*	Previously filed.
†	Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on June 22, 2010.

MED BIOGENE INC.

By:	/S/ ERINN B. BROSHKO
Erinn B. Broshko
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ERINN B. BROSHKO Erinn B. Broshko	Chief Executive Officer and Director (principal executive officer)	June 22, 2010

DAVID G. MATTHEWS* David G. Matthews	Chief Financial Officer (principal financial and accounting officer)	June 22, 2010

DR. JOHN H. RAYSON* Dr. John H. Rayson	Chairman of the Board and Director	June 22, 2010

R. HECTOR MACKAY-DUNN* R. Hector MacKay-Dunn, Q.C.	Corporate Secretary and Director	June 22, 2010

BRUCE G. COUSINS* Bruce G. Cousins	Director	June 22, 2010

DR. HEINER DREISMANN* Dr. Heiner Dreismann	Director	June 22, 2010

DENNIS L. GRIMAUD* Dennis L. Grimaud	Director	June 22, 2010

DR. WILBERT J. KEON* Dr. Wilbert J. Keon, O.C.	Director	June 22, 2010

/S/ KEVIN K. ROONEY Kevin K. Rooney	Director	June 22, 2010

*By:	/S/ ERINN B. BROSHKO
Erinn B. Broshko Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Med BioGene Inc., has signed this registration statement or amendment thereto in San Francisco, on June 22, 2010.

Authorized Representative

/S/ KEVIN K. ROONEY
Kevin K. Rooney

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1*	Notice of Articles of Registrant.

3.2*	Articles of Registrant.

4.1*	Specimen of Registrant’s Common Share Certificate.

4.2*	Form of Warrant issued to investors on June 1 and June 29, 2007.

4.3*	Form of Warrant issued to agents on June 1 and June 29, 2007.

4.4*	Form of Warrant issued to investors on August 7 and September 18, 2008.

4.5*	Form of Warrant issued to agents on August 7 and September 18, 2008.

4.6*	Form of Warrant issued to investors and agents on June 5, June 25 and October 8, 2009.

4.7*	Form of Warrant issued to investors and agents on December 24, 2009.

4.8*	Form of Warrant to be granted to the Representative.

4.9*	Escrow Agreement dated August 31, 2007 by and among Berkeley Capital Corp. II, Equity Transfer & Trust Company and certain shareholders of Berkeley Capital Corp. II, including Assignment Agreement dated June 5, 2009 by and among the Registrant, Berkeley Capital Corp. II, Equity Transfer & Trust Company and those shareholders now holding escrowed shares of Registrant.

4.10*	Escrow Agreement dated February 6, 2007 by and among SEP Capital Corporation, Computershare Investors Services Inc. and certain shareholders of SEP Capital Corporation, including Assignment Agreement dated September 11, 2009 by and among the Registrant, SEP Capital Corporation, Med BioGene Inc., Computershare Investors Services Inc. and those shareholders now holding escrowed shares of Registrant.

4.11*	Shareholders Rights Plan Agreement dated January 15, 2010 between Registrant and Computershare Investor Services Inc.

5.1	Opinion of Farris, Vaughan, Wills & Murphy LLP.

8.1*	Opinion of Farris, Vaughan, Wills & Murphy LLP regarding certain Canadian tax matters.

8.2*	Opinion of Sheppard, Mullin, Richter & Hampton LLP regarding certain U.S. tax matters.

10.1*	Form of Indemnity Agreement by and between Registrant and each of its directors and officers.

10.2*	Med BioGene Inc. 2006 Incentive Stock Option Plan.

10.3*	Executive Employment Agreement dated June 1, 2006 with Erinn B. Broshko, Chief Executive Officer of Registrant, including Change in Control Agreement dated June 1, 2006 with Erinn B. Broshko and Confidentiality Agreement and Assignment of Inventions dated June 1, 2006 with Erinn B. Broshko.

10.4*	Executive Employment Agreement dated January 12, 2009 with David G. Matthews, Chief Financial Officer of Registrant, including Change in Control Agreement dated January 12, 2009 with David G. Matthews and Confidentiality Agreement and Assignment of Inventions dated January 12, 2009 with David G. Matthews, as amended by that Amendment Agreement dated February 12, 2010.

10.5*	Letter Agreement dated May 27, 2008 with Dr. Heiner Dreismann, a director of Registrant.

10.6†*	Additional Exclusive License Agreement dated February 24, 2009 between Registrant and University Health Network.

Exhibit Number	Description
10.7†*	Additional Sponsored Research Agreement dated February 24, 2009 between Registrant and University Health Network.

10.8†*	Amended and Restated Exclusive License Agreement dated February 24, 2009 between Registrant and University Health Network.

10.9	Waiver and Acknowledgment dated May 27, 2010 between Registrant and University Health Network.

21.1*	Subsidiaries of Registrant.

23.1*	Consent of PricewaterhouseCoopers, LLP.

23.2*	Consent of Farris, Vaughan, Wills & Murphy LLP (contained in Exhibit 5.1).

23.3*	Consent of University Health Network.

23.4*	Consent of Farris, Vaughan, Wills & Murphy LLP (contained in Exhibit 8.1).

23.5*	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 8.2).

24.1*	Power of Attorney.

*	Previously filed.
†	Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.